1.     CODE OF ETHICS

1.1.   PURPOSE

This Code of Ethics has been  adopted by Deutsche  Asset  Management  Investment
Services Limited ("DAMIS") in accordance with Rule 17j - l(b) under the Investment Company Act of 1940 (the "Investment Company Act"). Rule 17j - l under the Investment Company Act generally proscribes fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies, if effected by associated persons of such companies. The purpose of this Code of Ethics is to provide regulations and procedures consistent with the Investment Company Act and Rule 17j - l designed to give effect to the general prohibitions set forth in Rule 17j - l (a) as follows:

       a) It shall be unlawful for any affiliated person of or principal underwriter for a registered investment company, or any affiliated person of an investment adviser of or principal underwriter for a registered investment company in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired, as defined in this section, by such registered investment company:-

       b)     To  employ  any  device,   scheme  or  artifice  to  defraud  such
              registered investment company;

       c) To make to such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

       d) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or

       e) To engage in any manipulative practice with respect to such registered investment company.


1.2.   DEFINITIONS

       a)     "Adviser"  means Deutsche  Asset  Management  Investment  Services
              Limited.

       b) "Investment Company" means a company registered as such under the Investment Company Act or any series thereof for which the Adviser is the investment adviser.

       c) "Access person" means any director, officer, general partner of advisory as well as all individuals who manage or deal on behalf of US Investment Company e.g. the MGIT funds.

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       d)     "Advisory  person"  means (i) any  employee  of the Adviser or any
              company  in  a  control   relationship  to  the  Adviser,  who  in
              connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by an investment company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Adviser who obtains information concerning the recommendations made to an investment company with regard to the purchase or sale of a security.

       e) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers make such a recommendation.

       f) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires.

       g) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act.

       h) "Disinterested director" means a director of an investment company who is not an "interested person" of an investment company within the meaning of Section 2(a)(19) of the Investment Company Act.

       i) "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

       j) "Review Officer" means the officer of the Adviser designated from time to time by the Adviser to receive and review reports of purchases and sales by access persons.

       k) "Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act, except that it shall not include shares of registered open-end investment companies, securities issued by the Government of the United States, short term debt securities which are "government securities" within the meaning of
              Section 2(a)(16) of the Investment Company Act, bankers' acceptances, bank certificates of deposit and commercial paper.

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1.3.   EXEMPTED TRANSACTIONS

The Prohibitions of Section 1.4 of this Code shall not apply to:

       a) Purchases of sales effected in any account over which the access person has no direct or indirect influence or control.

       b) Purchases or sales of securities which are not eligible for purchase or sale by an investment company.

       c) Purchases or sales which are non-volitional on the part of either the access person or an investment company.

       d) Purchases which are part of an automatic dividend reinvestment plan.

       e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

       f) Purchases or sales which receive the prior approval of the Review Officer because they are only remotely potentially harmful to an investment company as they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the securities to be purchased, sold or held by the investment company.


1.4.   PROHIBITED PURCHASES AND SALES

       a) No access person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction would acquire, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale:

              i) is being considered for purchase or sale by an investment company; or

              ii)    is being purchased or sold by an investment company.

       b) No access person shall reveal to any other person (except in the normal course of his or her duties on behalf of an investment company) any information regarding securities transactions by an investment company or consideration by an investment company or the Adviser or any such securities transaction.

       c) No access person shall recommend any securities transaction by an investment company without having disclosed his or her interest, if any, in such

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              securities or the issuer thereof, including without limitation (i)
              his or her direct or indirect beneficial ownership of any securities or such issuer (ii) any contemplated transaction by such person in such securities (iii) any position with such issuer or its affiliates and (iv) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other; provided, however, that in the event the interest of such access person in such securities or issuer is not material to his or her personal net worth and any contemplated transaction by such person in such securities cannot reasonably be expected to have a material adverse effect on any such transaction by the company or on the market for the securities generally, such access person shall not be required to disclose his or her interest in the securities or issuer thereof in connection with any such recommendation.


1.5.   PERSONAL INVESTMENT RESTRICTIONS

       It is the policy of DAMIS that its clients' interests come first in relation to all investment decisions, thereby requiring all employees affiliated with the management and operations of its clients' assets to adhere to the procedures stated below, regarding trading in their personal accounts.

       a)     Deutsche Asset Management Personal Account Dealing Rules

              All members of staff are subject to the Deutsche Asset Management Personal Account Dealing Rules. The following procedures are either additional requirements necessary because of the extra territorial requirements of US regulation or reminders of points especially pertinent to DAMIS.

       b)     Disclosure Of Holdings

              All access persons must disclose, upon request, all personal securities holdings upon commencement of employment and thereafter on an annual basis.

              Shares  received on a pro rata basis to existing  holdings  and/or
              received  in  lieu  of   dividends   must  be  notified  to  DAMIS
              Compliance.

              DAMIS Compliance must be notified immediately a shareholding interest in any company (public, limited and non-trading) reaches 3% of the issued share capital.

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       c)     Approvals

              All personal securities transactions must be undertaken only with the approval of an officer duly authorised to give such approval by the Company.

       d)     Connected Persons

              Restrictions on personal investment apply not only to all members of staff but also to "connected persons", as defined in the Deutsche Asset Management Personal Account Dealing Rules.

       e)     Client-Order Priority

              All staff are prohibited from executing security transactions in which any client orders are placed in those securities, until the clients' orders have either been executed or cancelled.

       f)     Blackout Periods

              All portfolio managers are prohibited from placing any trade in a security within seven calendar days, either before or after, he / she has placed a trade in that security for his / her client accounts Any such cases must be examined by the DAMIS Compliance Officer or designated alternate.

       g)     Short-Term Trading

              All staff should refrain from short-term trading activity, which is strongly discouraged for all personnel of the Deutsche Asset Management Group. Unless specific exemption has been granted prior to dealing (such exemption will only be granted on a case-by-case basis by DAMIS Compliance personnel) the individual will be required to disgorge short-term trading profits for securities held for less than 60-days. The method of disgorgement will be determined by a Committee to be organised by the Directors.

       h)     Initial Public Offerings

              Staff are not permitted to participate in Initial Public Offerings distributed in the United States of America.

       i)     Other Public Offers For Sale Outside The United States

              Staff are permitted to apply for such public new issues and offers for sale, subject to the Deutsche Asset Management Personal Account Dealing Rules and to all the disclosure, approval, short-term trading and customer-order priority prohibitions outlined above. Multiple applications are not permitted.

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       j)     Public Offers For Sale Involving Affiliated Group Companies

              In the case of a public new issue or offer for sale where an affiliated Group company is the sole or joint primary underwriter or offerer (or, in the case of an international issue, the lead or co-lead manager) the following special rules apply:

              i) any application by a member of staff for a "Group" issue must be made through DAMIS designated dealers by completing an application form which must be lodged, together with a copy of the application form and a supporting cheque for the full amount payable on application, with the DAMIS designated dealers not later than 12 noon on the business day before the latest date for the submission of applications;

              ii) no sale of or other dealing in (e.g. the sale of a call option) any securities allotted or allocated in respect of any such application will be permitted within a period of three months after the date of commencement of dealings in such securities, except with the specific prior written approval of the Deutsche Asset Management Compliance Director or one of his designated alternates. Any such permission will only be granted in exceptional circumstances.

       k)     Placings

              No member of staff may allow his or her name to be put on a list of prospective placees in any listed or unlisted security and must not, in any circumstance, accept stock in any placing without the specific prior written consent of the Deutsche Asset Management Compliance Director, or one of his designated alternates. Such consent will be withheld if it would place the member of staff in conflict with the interests of a client or with the interests of the Deutsche Asset Management Group itself, or if it might be considered in any other way to be improper for the placing to be accepted.

       l)     Gifts

              Any staff receiving gifts or entertainment, other than normal business lunches and dinners, must report these to DAMIS Compliance. All gifts with a value of more than an agreed de minimis sum (currently set at (pound)10) must surrender these gifts into the safekeeping of DAMIS Compliance. . No cash or cash equivalent gift may be offered or accepted.

       m)     Outside Interests

              Any Director or member of staff wishing to accept an outside directorship or assume an outside business interest is subject to the requirements of the Compliance Manual.

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              In particular, any interest involving investments or giving advice on investments (for example, being a member of the finance committee of a charity or trust) must not only have prior approval but this must be renewed thereafter on an annual basis.

       n)     Contributions To Political Campaigns

              DAMIS directors and staff are not permitted to make contributions to the political campaigns of its clients, prospective clients or their officers and employees. All requests for such contributions must be reported to DAMIS Compliance.

       o)     Reporting

              The access persons (including connected parties) who are required to make reports hereunder are as follow:

              o      Directors and Officers of DAMIS

              o All individuals who manage or deal on behalf of US Investment Companies e.g. the MGIT funds

              Every access person shall report to DAMIS Compliance the information described in Section 5(e) of this Code with respect to transactions in any security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an access person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

              Notwithstanding Section 5(b) of this Code, an access person need not make a report where the report would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940.d). A disinterested director of an investment company need only report a transaction in a security if such director, at the time of that transaction, knew or, in the ordinary course of fulfilling his official duties as a director of the investment company, should have known that, during the 15-day period immediately preceding the date of the transaction by the director, such security was purchased or sold by the investment company or was being considered by the investment company or its investment adviser for purchase or sale by the investment company.

              Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

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              i)     The date of the  transaction,  the title and the  number of shares, and the principal amount of each security involved;

              ii) The nature of the transaction (i.e. purchase, sale or any other type of acquisition or disposition);

              iii)   The price at which the transaction was effected; and,

              iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

              Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

              Each individual will also, upon request by DAMIS Compliance, be required to supply a list of their personal holdings at the time they are notified they are an access person and again on an annual basis.

2.     SANCTIONS

              Upon discovering a violation of this Code, the Adviser may impose such sanctions as it deems appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator. All material violations of this Code and any sanctions imposed with respect thereto shall be reported periodically to the board of directors of the investment company with respect to which the violation occurred.


April 99




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